UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Crimson Wine Group, Ltd.
(Exact name of registrant as specified in its charter)

Delaware	13-3607383
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

5901 Silverado Trail
Napa, CA 94558
(Address of principal executive offices) (Zip Code)
(800) 486-0503
(Registrant’s telephone number, including area code)

Copies to:

Erle Martin	Corey Chivers, Esq.
President and Chief Executive Officer	Weil, Gotshal & Manges LLP
Crimson Wine Group, Ltd.	767 Fifth Avenue
5901 Silverado Trail	New York, New York 10153
Napa, CA 94558	(212) 310-8000 (Phone)
(800) 486-0503	(212) 310-8007 (Fax)

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered

Common stock, par value $0.01 per share

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Crimson Wine Group, Ltd.
INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

          Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

ITEM 1. BUSINESS

          The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary” and “Business.” Those sections are incorporated herein by reference.

ITEM 1A. RISK FACTORS

          The information required by this item is contained under the section of the information statement entitled “Risk Factors.” That section is incorporated herein by reference.

ITEM 2. FINANCIAL INFORMATION

          The information required by this item is contained under the sections of the information statement entitled “Selected Historical Consolidated Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Those sections are incorporated herein by reference.

ITEM 3. PROPERTIES

          The information required by this item is contained under the sections of the information statement entitled “Business — Overview” and “Business — Properties.” Those sections are incorporated herein by reference.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

          The information required by this item is contained under the section of the information statement entitled “Management.” That section is incorporated herein by reference.

ITEM 6. EXECUTIVE COMPENSATION

          The information required by this item is contained under the section of the information statement entitled “Executive Compensation.” That section is incorporated herein by reference.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

          The information required by this item is contained under the sections of the information statement entitled “Management” and “Certain Relationships and Related Person Transactions.” Those sections are incorporated herein by reference.

ITEM 8. LEGAL PROCEEDINGS

          The information required by this item is contained under the section of the information statement entitled “Business — Legal Proceedings.” That section is incorporated herein by reference.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

          The information required by this item is contained under the sections of the information statement entitled “Dividend Policy” and “Description of Capital Stock.” Those sections are incorporated herein by reference.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

          The information required by this item is contained under the section of the information statement entitled “Description of Capital Stock — Sale of Unregistered Securities.” That section is incorporated herein by reference.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

          The information required by this item is contained under the section of the information statement entitled “Description of Capital Stock.” That section is incorporated herein by reference.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The information required by this item is contained under the section of the information statement entitled “Description of Capital Stock — Limitations on Liability, Indemnification of Officers and Directors, and Insurance.” That section is incorporated herein by reference.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

          The information required by this item is contained under the sections of the information statement entitled “Index to Consolidated or Combined Financial Statements” (and the financial statements referenced therein). That section is incorporated herein by reference.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

          None.

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ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements

          The information required by this item is contained under the section of the information statement entitled “Index to Consolidated or Combined Financial Statements” (and the financial statements referenced therein). That section is incorporated herein by reference.

(b)	Exhibits

See below.

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1	Form of Separation Agreement between Crimson Wine Group, Ltd. and Leucadia National Corporation.*

3.1	Certificate of Incorporation.

3.2	Certificate of Amendment to Certificate of Incorporation, effective November 16, 2007.

3.3	Form of Amended and Restated Certificate of Incorporation.

3.4	By-Laws.

3.5	Form of Amended and Restated Bylaws.

4.1	Form of Specimen Stock Certificate.*

10.1	Employment Agreement between Leucadia Cellars & Estates, LLC and Patrick M. DeLong, dated June 19, 2007.†

10.2	Employment Agreement between Crimson Wine Group, Ltd. and Mike S. Cekay, dated March 26, 2012.

10.3	Form of Tax Matters Agreement between Crimson Wine Group, Ltd. and Leucadia National Corporation.*

10.4	Form of Administrative Services Agreement between Crimson Wine Group, Ltd. and Leucadia National Corporation.*

21.1	List of Subsidiaries of Crimson Wine Group, Ltd.†

99.1	Information Statement of Crimson Wine Group, Ltd., preliminary and subject to completion, dated January 14, 2013.

* To be filed by amendment.
† Previously filed.

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SIGNATURES

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CRIMSON WINE GROUP, LTD.

	By:	/s/ Erle Martin

	Name:	Erle Martin
	Title:	President and Chief Executive Officer
Date: January 14, 2013.

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EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1	Form of Separation Agreement between Crimson Wine Group, Ltd. and Leucadia National Corporation.*

3.1	Certificate of Incorporation.

3.2	Certificate of Amendment to Certificate of Incorporation, effective November 16, 2007.

3.3	Form of Amended and Restated Certificate of Incorporation.

3.4	By-Laws.

3.5	Form of Amended and Restated Bylaws.

4.1	Form of Specimen Stock Certificate.*

10.1	Employment Agreement between Leucadia Cellars & Estates, LLC and Patrick M. DeLong, dated June 19, 2007.†

10.2	Employment Agreement between Crimson Wine Group, Ltd. and Mike S. Cekay, dated March 26, 2012.

10.3	Form of Tax Matters Agreement between Crimson Wine Group, Ltd. and Leucadia National Corporation.*

10.4	Form of Administrative Services Agreement between Crimson Wine Group, Ltd. and Leucadia National Corporation.*

21.1	List of Subsidiaries of Crimson Wine Group, Ltd.†

99.1	Information Statement of Crimson Wine Group, Ltd., preliminary and subject to completion, dated January 14, 2013.

* To be filed by amendment.
† Previously filed.